EXHIBIT 99.1

PETMED EXPRESS, INC.

QUARTER ENDED JUNE 30, 2014

CONFERENCE CALL TRANSCRIPT

JULY 21, 2014 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express Incorporated doing business as 1-800-PetMeds conference call to review the financial results for the first fiscal quarter ended on June 30, 2014. At the request of the company, this conference call is being recorded. Founded in 1996, 1-800-PetMeds is America’s largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats direct to the consumer. 1-800-PetMeds markets its products through national television, on-line, direct mail, and print advertising campaigns, which direct consumers to order by phone or on the Internet, and aim to increase of the recognition of the “PetMeds” family of brand names. 1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering, and rapid home delivery. At this time, I would like to turn the call over to the Company’s Chief Financial Officer, Mr. Bruce Rosenbloom.

Bruce Rosenbloom:

Thank you. I'd like to welcome everybody here today. Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I would like to remind everyone that the first portion of this conference call will be listen-only until the question-and-answer session, which will be later in the call. Also, certain information that will be included in this press conference may include forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our beliefs, as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance, or achievements expressed or implied by these statements. We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission. Now let me introduce today's speaker, Mendo Akdag, the President and Chief Executive Officer of 1-800-PetMeds, Mendo.

Mendo Akdag:

Thank you, Bruce. Welcome everyone and thank you for joining us. Today we will review the highlights of our financial results. We’ll compare our first fiscal quarter ended on June 30, 2014 to last year’s quarter ended on June 30, 2013.

For the first fiscal quarter ended on June 30, 2014, sales were $72.5 million compared to sales of $74.2 million for the same period the prior year, a decrease of 2.2%. The decrease was due to decreases in new order and reorder sales. The demand was soft for flea and tick topicals compared to last year. Our average order was approximately $78 for the quarter compared to $77 for the same quarter the prior year. For the first fiscal quarter, net income was $5.0 million, or $0.25 diluted per share, compared to $4.8 million, or $0.24 diluted per share, for the same quarter last year, an increase to net income of 4.6%.

Reorder sales decreased slightly to $58.5 million for the quarter compared to reorder sales of $59.0 million for the same quarter the prior year. New order sales decreased by 7.7% to $14.1 million for the quarter compared to $15.2 million for the same quarter the prior year. The decrease was mainly due to an increase in customer acquisition costs and reduction in advertising. We acquired approximately 184,000 new customers in our first fiscal quarter compared to 207,000 for the same period the prior year.

Approximately 80% of our sales were generated on our web site for the quarter compared to 79% for the same period the prior year. The seasonality in our business is due to the proportion of flea, tick, and heartworm medications in our product mix. Spring and summer are considered peak seasons, with fall and winter being the off season.

For the first fiscal quarter, our gross profit as a percent of sales was 32.8% compared to 32.4% for the same period a year ago. The increase was due to a reduction in product costs on certain brands.

Exhibit 99.1 Page 1 of 5

Our general and administrative expenses were flat compared to last year. We spent $9.9 million in advertising for the quarter compared to $10.4 million for the same quarter the prior year, a decrease of 4.8%. The advertising cost of acquiring a customer was approximately $54 compared to $50 for the same quarter the prior year. The increase was due to advertising cost increases.

We had $44.7 million in cash and short-term investments, and $32.9 million in inventory with no debt as of June 30, 2014. Net cash from operations for the quarter was $14.3 million.

This ends the financial review. Operator, we’re ready to take questions.

Coordinator:

Thank you, we will now begin the question-and-answer. For any questions you may press star and then 1. Please unmute your phone and record your name and company name clearly when prompted. To withdraw your request, you can press star, 2, one moment please for the first question. Our first question is from Kevin Ellich from Piper Jaffray. Your line is open.

Kevin Ellich:

Good morning, Mendo, I got a few questions here. So let’s just start off - you said there was soft demand for topicals. I guess any idea what was driving that, because I think seasonality was a little bit later, so shouldn’t we have seen kind of a strong flea and tick season this quarter? Was that surprising to you?

Mendo Akdag:

The season started late so the demand was weak for the flea and tick topicals compared to last year for the June quarter.

Kevin Ellich:

Okay, did you guys get any inventory for the chewable flea and tick?

Mendo Akdag:

Yes.

Kevin Ellich:

And so - if so, how was demand for those products?

Mendo Akdag:

Those are increasing.

Kevin Ellich:

Okay, got you. That’s helpful, and then advertising costs increased you said. Was that for TV and Internet? And I guess what’s your outlook for the year, or for the remainder of the year?

Mendo Akdag:

We paid more per impression both on the Internet and on TV. Our outlook is overall we are anticipating the cost per impression to go up mid-to-high single digits.

Kevin Ellich:

Mid to high, got you, that’s helpful.

Mendo Akdag:

Compared to last year.

Kevin Ellich:

Year-over-year - got you, okay. And then you also made a comment about - in the press release, you know, for the remainder of the year focusing on improving marketing efforts. I guess could you talk about what you're doing to improve the marketing efforts to drive more, higher sales?

Mendo Akdag:

We are putting more emphasis on the database marketing. Move from maybe mass marketing towards more database marketing - one-to-one marketing.

Kevin Ellich:

Okay. That’s helpful. And then you also talked about cost reduction in certain brands helped you know boost your gross profit this quarter. I guess - any specific brands you want to call out or any specific categories where you saw those lower costs?

Mendo Akdag:

I'm not going to comment on that.

Kevin Ellich:

Okay, sounds good. That’s all I have guys. Thanks.

Mendo Akdag:

Thank you.

Coordinator:

Thank you, and the next question is from Erin Wilson, Bank of America Merrill Lynch. Your line is open.

Exhibit 99.1 Page 2 of 5

Erin Wilson:

Hi. Thanks for taking my questions. The first one is a follow-up to the last question kind of. Is the lower cost for branded products, is that sort of trend sustainable going forward, or how should we think about that dynamic as it relates to the gross margin?

Mendo Akdag:

We hope so, we’re going to try.

Erin Wilson:

Okay, and was it meaningful at all as far as like a material contributor?

Mendo Akdag:

Well, it’s 40 basis points, so the numbers speaks for themselves, so the gross profit margins improved by 40 basis points.

Erin Wilson:

Okay, great, and then in the parasiticides space and generally speaking, are you seeing more customers purchasing the three-month packs versus the six-month packs compared to last year’s experience? Just trying to figure out the dynamic there as well.

Mendo Akdag:

It was fairly similar. There was no material difference between this June quarter compared to last year.

Erin Wilson:

Okay, and where do you think the market stands overall as far as the ecommerce online channel? Do you think it’s gaining share in this pet specialty arena? And, where do you expect that to go over the next few years?

Mendo Akdag:

The brick and mortar is gaining more market share on the over-the-counter medications, especially flea and tick topicals, it appears like. I would say online is still gaining some market share. We expect that to continue for the next couple years.

Erin Wilson:

Okay, great. Thank you so much.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you, the next question is from Anthony Lebiedzinski of Sidoti & Company. Your line is open.

Anthony Lebiedzinski:

Good morning. Could you comment or give at least some color as far as how your prescription medication business did versus your – as far as the over-the-counter, you mentioned flea and tick, but if you could just give us some color as far as how those product segments did, that’d be great.

Mendo Akdag:

Directionally, the prescription business is up compared to last June.

Anthony Lebiedzinski:

Okay, so does that explain perhaps to a certain extent why your gross margin was up? Because usually, your prescription medications do have a better gross margin than OTC.

Mendo Akdag:

That is correct. Yes.

Anthony Lebiedzinski:

Okay, got it. Okay, and also, as far as the steps that you're taking to improve your marketing efforts, is it just focusing more on database marketing, or is there anything else that we should think about as to how you're going to try to get - increase sales?

Mendo Akdag:

More emphasis on database marketing I would say would be the primary, that we want to improve that area.

Anthony Lebiedzinski:

Okay, got it. All right, thank you very much.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you, and the next question is from Michael Kupinski of Noble Financial.

Michael Kupinski:

Thank you for taking the questions. I was wondering if you need to advertise more on television to keep your brands relevant? In other words, you seem to be determining your advertising spend based on revenue contribution, but is there a point when the company might need to advertise more aggressively to just maintain the brand itself?

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Mendo Akdag:

It depends on…you know, the data is showing that it was cost prohibitive to spend more, so that’s why we did not. So you have to look at the lifetime value of the customer versus what the acquisition cost is coming at. And incrementally, it’s higher than the average $54, so it was cost prohibitive to spend more in the June quarter. It doesn’t mean it will not be beneficial sometime in the future, so it depends on where the numbers are coming at.

Michael Kupinski:

Okay, and can you talk a little bit more about the competitive landscape toward flea and tick? Do you need to lower your prices on flea and tick topicals to maintain market share? What is your strategy regarding the topical side of the business?

Mendo Akdag:

We do survey the prices in the market. We believe we price ourselves competitively, so we are competitive already.

Michael Kupinski:

And then I guess the question would be, you know, that PetMeds has always been viewed as being the low cost provider or you know the cheaper alternative, so to speak. What - it seems like you're - the flea and tick topicals are not always the cheapest online. What are your thoughts about how you - you know obviously the competitive landscape has increased. What are your viewpoints about how to kind of tackle that market so that we can see a reversal and see growth in that business?

Mendo Akdag:

Well, I mean we may be slightly more aggressive price-wise going forward to at least keep the market share on the topicals.

Michael Kupinski:

And on the previous question about chewables, I guess in terms of - just kind of a follow-up on there, just in terms of chewables in terms of the market share right now, where do you anticipate the chewables in terms of flea and tick? What type of market share do they have at this point?

Mendo Akdag:

I don't have that data at this time, but you have to take into account that it’s new, so it’s going to take a little time for it to grow.

Michael Kupinski:

And in your viewpoint there, do you have a better competitive advantage or do you - you know, in terms of pricing, structure, or anything like that, what - how do you view the landscape for chewables for you versus the competition?

Mendo Akdag:

It’s a prescription item, so there’s a barrier to entry, so we like it. So yes, we do have a competitive advantage there.

Michael Kupinski:

And in terms of your accessory business in the quarter, was there anything notable in the quarter about that portion of the business?

Mendo Akdag:

No. It was fairly flat actually.

Michael Kupinski:

Okay, and any thoughts about you know new products or anything like that at this point, or is it just the status quo there?

Mendo Akdag:

We are always looking at more, you know, unique products - niche products, so we are in the process of looking at them and adding to the - what we are offering.

Michael Kupinski:

Okay, that’s all I have. Thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. Once again for any questions you may press star then 1. Please unmute your phones and record your name and company name clearly when prompted. To withdraw your request you can press star, 2. And our next question is from Ross Taylor of CL King. Your line is open.

Ross Taylor:

Hi. A lot of my questions have been answered, but you know maybe I'll just start out - I mean it seems like you know customer acquisition costs you know seem to just kind of continue to you know trend up, and I guess do they ever reach a level or a point in time where it maybe

Ross Taylor:

makes you, you know, rethink your, you know, new customer you know acquisition model or you know kind of seek you know other ways that you know generate more customers?

Exhibit 99.1 Page 4 of 5

Mendo Akdag:

That’s why we said that you know we’re putting more emphasis on our database marketing, so moving from mass marketing towards - more to database one-to-one marketing.

Michael Kupinski:

Okay, and the final question just relates to you know your accessories and supplies business. You know, any comments there as to you know how things are you know trending or how much incremental effort you may be you know putting behind that aspect of your business?

Mendo Akdag:

It was pretty much flat, so we’re not putting as much effort at this time, but that doesn’t mean we won’t in the future.

Michael Kupinski:

Okay, all right. Thanks very much.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. And the next question is from Mitch Bartlett of Craig-Hallum. Your line is open.

Mitch Bartlett:

Hi, same kind of line of questioning. Just why not use price more aggressively to drive customer acquisition? I get a - in my net numbers, $54 is a lot - highest customer acquisition cost you've ever recorded. If marketing direct is becoming a little bit cost-prohibitive to grow the business, why not use price more aggressively?

Mendo Akdag:

We may in the future, but obviously it will impact the bottom line, so we are both bottom line conscious and try to grow the top line. So, we may in the future.

Mitch Bartlett:

The inventory that you have, you’ve scaled up your inventory. Obviously there’s been some favorable buys over the last little while. How has that contributed to your gross margins? Is that a continuing strategy that you'll employ to continue to buy some gross margin?

Mendo Akdag:

Yes. It’s helped the gross margin, as you pointed out. And when there’s a cost advantage, we will carry higher inventory.

Mitch Bartlett:

Okay, and database management, what does that mean when you're marketing to a database? You know, more one-to-one. Is that the existing base of customers that you're going after to increase your percentage of their total spend, or what’s that mean?

Mendo Akdag:

Existing database, obviously includes ex-customers. They’re not active customers. And also it includes inquiries, inquiries that never purchased from us.

Mitch Bartlett:

How is the active customer reorder file? Is it - year-over-year is it down or is it flat, or - I see that the sales kind of flipped a little bit, but the actual customer activity, what’s going on?

Mendo Akdag:

Reorders as a percent of prior year’s total sales was at 79%, so it’s not - you know, it’s not too bad.

Mitch Bartlett:

Okay. Okay, thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. We do not have any further questions in queue. I'd like to turn the call over to Mendo Akdag.

Mendo Akdag:

Thank you. For the fiscal year 2015, we are focusing on improving our marketing efforts to increase sales. This wraps up today’s conference call. Thank you for joining us. Operator, this ends the conference call.

END

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